Joint Filer Information
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Issuer Name and Trading Symbol:  SafeGuard Health Enterprises ("SFGD")

Statement for: November 6, 2003

Designated Reporter: John Hancock Financial Services, Inc.

1. Name and address of Reporting Person:
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   John Hancock Life Insurance Company
   200 Claredon Street
   Boston, MA 02117

   IRS Number: 04-1414660
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   By: /s/Barry E. Welch
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       Barry E. Welch
       Senior Managing Director and Group Principal